Exhibit 99.1

NEWS RELEASE
COMPUWARE CORPORATION

Corporate Headquarters
One Campus Martius • Detroit, Michigan 48226
(313) 227-7300

For Immediate Release

May 24, 2011

Compuware Growth Drivers Outperform in FY ’11, Poised for Continued Acceleration in FY ‘12

•	Compuware Earns 48 Cents Per Share in FY ’11, 16 Cents Per Share in Q4

•	FY ’11 APM license and subscription fees skyrocket 91.7 percent year-over-year on a GAAP basis to $145.5 million; license and subscription fees up 34.1 percent on a pro forma basis*

•	FY ’11 Covisint revenues leap 36.0 percent year-over-year to $55.0 million

•
Final Q4 results: APM license fees and subscriptions +54.0 percent, Covisint revenue +65.6 percent, Uniface license fees +76.7 percent, Changepoint license fees +14.3 percent year-over-year; Professional Services segment contribution margin over 15 percent

•	FY ’12 guidance predicts ongoing revenue growth, increased EPS and strong cash flow

DETROIT--May 24, 2011--Compuware Corporation (NASDAQ: CPWR), the technology performance company, today announced financial results for its fourth quarter and fiscal year ended March 31, 2011.

“Compuware and its growth drivers produced a strong fiscal year 2011,” said Compuware President and COO Bob Paul. “Our unique abilities to solve key business problems in the application performance management and secure collaboration markets in particular have driven phenomenal growth, which we expect to continue. Combined with our laser focus on profitability in Mainframe Solutions, Professional Services and Uniface, we have positioned Compuware to deliver increases in revenues, earnings per share and operating cash flow for fiscal 2012.”

Fiscal Year 2011 Results

During the fiscal year ended March 31, 2011, Compuware increased its total revenues, software license fees, maintenance and subscription fees, and professional services fees year-over-year. Maintenance and subscription fees were $487.0 million, up from $456.3 million in the previous year. Software license fees were $194.7 million compared to $194.5 million in the previous year. Professional services fees were $247.2 million, up from $241.3 million in the previous year.

Fiscal year 2011 revenues were $928.9 million, up from $892.2 million in the previous fiscal year. GAAP net income was $107.4 million in fiscal year 2011, compared to $140.8 million (GAAP) and $93.7 million (pro forma) in fiscal year 2010. GAAP earnings per share were 48 cents in FY ’11 compared to 60 cents (GAAP) and 40 cents (pro forma) in FY ‘10, based upon 226.1 million and 234.6 million shares outstanding, respectively.

Fiscal year 2010 net income and earnings per share benefited from a non-recurring $52.4 million gain from the divestiture of certain product lines and $20.7 million in other income related to a legal settlement.

Compuware Growth Drivers Outperform in FY ’11, Poised for Continued Acceleration in FY ‘12
May 24, 2011

Fourth Quarter Fiscal Year 2011 Results

During the company’s fourth quarter, software license fees were $55.7 million, up from $51.8 million in the fourth quarter last year. Maintenance and subscription fees were $124.0 million in the fourth quarter, up from $117.9 million in the fourth quarter last year. Revenue from professional services in the fourth quarter was $69.9 million, up from $60.3 million in the same quarter last year.

During the fourth quarter, total revenues were $249.6 million, up from $230.0 million in the fourth quarter last year. Net income was $34.8 million, compared to $37.4 million in the fourth quarter last year. Earnings per share were 16 cents compared to 16 cents last year, based upon 224.4 million and 228.7 million shares outstanding, respectively.

Fourth Quarter Fiscal Year 2011 Highlights

During the fourth quarter, Compuware:

•	Announced that Frederick A. "Fritz" Henderson – Chairman of Suncoke Energy and Senior Vice President of Sunoco, Inc. – joined its Board of Directors.

•	Partnered with Troy, Michigan-based HTC Global Services, Inc. to provide application performance management solutions to customers worldwide.

•
Announced a new e-book in partnership with SPI Research, a recognized authority and research firm focused on the professional services industry, to produce a complimentary offering titled “Building Lasting Value: Growth Strategies for Professional Services Organizations.”

•
Together with Gigamon™, a leading global provider of intelligent data access networking™, announced a strategic partnership to help IT organizations ease network data access and improve application performance. This partnership will help IT organizations optimize network service quality while empowering them to improve network and application performance issue diagnosis and reporting.

•	Released the Compuware Gomez Performance Satisfaction Index top Web and mobile performers for the 2010 online holiday shopping season.

•	Announced that Mark Hillman, V.P. of Strategy and Product Line Management and Matt Poepsel, V.P. of Performance Strategies, would present at the Fusion 2011 CEO-CIO Symposium.

•
Announced that CTO, Paul Czarnik would present a session titled: "Performance Testing: Putting Cloud Customers Back in the Driver's Seat" at the Software Test Professionals Conference 2011 in Nashville, TN.

Use of Non-GAAP Financial Information

*Compuware acquired Gomez on November 9, 2009; only revenue following the acquisition date is included in the FY ‘11 GAAP comparisons of total APM license and subscription fees. The pro forma FY ’11 comparison is presented as if the acquisition occurred as of the beginning of FY ’10.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the financial information included in and following this press release uses a non-GAAP measure for net income and earnings per share. Compuware management believes the non-GAAP financial information provided in this release is useful to investors’ understanding and assessment of Compuware’s ongoing core operations and prospects for the future. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses both GAAP and non-GAAP information in operating and evaluating its business and as such has determined that it is important to provide this information to investors. A reconciliation of non-GAAP to GAAP information is contained in the financial statements following this press release.

Compuware Growth Drivers Outperform in FY ’11, Poised for Continued Acceleration in FY ‘12
May 24, 2011

Compuware Corporation

Compuware Corporation, the technology performance company, provides software, experts and best practices to ensure technology works well and delivers value. Compuware solutions make the world’s most important technologies perform at their best for leading organizations worldwide, including 46 of the top 50 Fortune 500 companies and 12 of the top 20 most visited U.S. web sites. Learn more at: http://www.compuware.com.

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Conference Call Information

Compuware will host a conference call to discuss these results at 5:00 p.m. Eastern time (21:00 GMT) today. To join the conference call, interested parties in the United States should call 800-230-1766. For international access, the conference call number is +1-612-332-0819. No password is required.

A conference call replay will also be available. The United States replay number will be 800-475-6701, and the international replay number will be +1-320-365-3844. The replay passcode will be 195564. Additionally, investors can listen to the conference call via webcast by visiting the Compuware Corporation Investor Relations web site at http://www.compuware.com.

Press Contact

Lisa Elkin, Vice President, Communications and Investor Relations, +1-313-227-7345

Certain statements in this release that are not historical facts, including those regarding the Company’s future plans, objectives and expected performance, are “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company’s reports filed with the Securities and Exchange Commission. Readers are cautioned to consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

COMPUWARE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	AS OF MARCH 31,
ASSETS
	2011	2010
CURRENT ASSETS:
Cash and cash equivalents	$180,244	$149,897
Accounts receivable, net	474,479	456,504
Deferred tax asset, net	40,756	46,286
Income taxes refundable	6,815	6,160
Prepaid expenses and other current assets	40,446	46,434
Total current assets	742,740	705,281

PROPERTY AND EQUIPMENT, LESS ACCUMULATED DEPRECIATION AND AMORTIZATION	333,166	341,696

CAPITALIZED SOFTWARE AND OTHER INTANGIBLE ASSETS, NET	83,001	84,755

ACCOUNTS RECEIVABLE	206,887	222,344
DEFERRED TAX ASSET, NET	35,754	38,969
GOODWILL	607,765	591,870
OTHER ASSETS	29,064	28,410

TOTAL ASSETS	$2,038,377	$2,013,325

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$18,931	$15,713
Accrued expenses	105,242	110,732
Income taxes payable	12,286	16,314
Deferred revenue	462,376	469,834
Total current liabilities	598,835	612,593

DEFERRED REVENUE	393,780	398,515

ACCRUED EXPENSES	28,016	33,193

DEFERRED TAX LIABILITY, NET	65,134	55,211
Total liabilities	1,085,765	1,099,512

SHAREHOLDERS' EQUITY:
Common stock	2,177	2,250
Additional paid-in capital	654,109	606,484
Retained earnings	297,067	305,441
Accumulated other comprehensive loss	(741)	(362)
Total shareholders' equity	952,612	913,813

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,038,377	$2,013,325

COMPUWARE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Data)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	MARCH 31,		MARCH 31,

	2011	2010	2011	2010
REVENUES:
Software license fees	$55,650	$51,825	$194,745	$194,504
Maintenance and subscription fees	124,030	117,899	486,958	456,343
Professional services fees	69,871	60,274	247,227	241,332
Total revenues	249,551	229,998	928,930	892,179

OPERATING EXPENSES:
Cost of software license fees	3,788	3,535	14,216	15,430
Cost of maintenance and subscription fees	16,123	14,263	57,949	42,555
Cost of professional services	61,130	52,812	216,950	216,861
Technology development and support	24,379	25,568	90,330	91,245
Sales and marketing	67,123	59,574	243,771	222,447
Administrative and general	39,423	42,975	155,400	164,633
Restructuring costs		3,118		7,960
Gain on divestiture of product lines				(52,351)
Total operating expenses	211,966	201,845	778,616	708,780

INCOME FROM OPERATIONS	37,585	28,153	150,314	183,399

OTHER INCOME
Interest income	1,289	1,093	4,456	4,970
Settlement		20,734		20,734
Other	70	65	6	17

OTHER INCOME, NET	1,359	21,892	4,462	25,721

INCOME BEFORE INCOME TAXES	38,944	50,045	154,776	209,120

INCOME TAX PROVISION	4,139	12,684	47,335	68,314

NET INCOME	$34,805	$37,361	$107,441	$140,806

DILUTED EPS COMPUTATION
Numerator: Net income	$34,805	$37,361	$107,441	$140,806
Denominator:
Weighted-average common shares outstanding	217,949	226,306	220,616	232,634
Dilutive effect of stock options	6,476	2,428	5,479	1,931
Total shares	224,425	228,734	226,095	234,565
Diluted EPS	$0.16	$0.16	$0.48	$0.60

COMPUWARE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	TWELVE MONTHS ENDED
	MARCH 31,
	2011	2010
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net income	$107,441	$140,806
Adjustments to reconcile net income to cash provided by operations:
Gain on divestiture of product lines		(52,351)
Depreciation and amortization	50,332	44,997
Asset impairment		1,567
Stock award compensation	18,768	17,444
Deferred income taxes	22,874	12,141
Other	610	1,242
Net change in assets and liabilities, net of effects from acquisitions, the divestiture and currency fluctuations:
Accounts receivable	16,119	64,487
Prepaid expenses and other current assets	5,280	(4,470)
Other assets	2,656	(2,666)
Accounts payable and accrued expenses	(16,409)	(1,040)
Deferred revenue	(36,569)	17,455
Income taxes	(11,066)	(13,300)
Net cash provided by operating activities	160,036	226,312

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of:
Business, net of cash acquired	(18,165)	(284,393)
Property and equipment	(19,073)	(9,576)
Capitalized software	(15,531)	(9,778)
Net proceeds from divestiture of product lines		64,992
Net cash used in investing activities	(52,769)	(238,755)

CASH FLOWS USED IN FINANCING ACTIVITIES:
Proceeds from borrowings on credit facility		51,000
Payments on credit facility		(51,000)
Net proceeds from exercise of stock options including excess tax benefits	80,366	5,475
Employee contribution to common stock purchase plans	2,504	2,215
Repurchase of common stock	(164,515)	(132,941)
Net cash used in financing activities	(81,645)	(125,251)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	4,725	9,479

NET DECREASE IN CASH AND CASH EQUIVALENTS	30,347	(128,215)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	149,897	278,112

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$180,244	$149,897

COMPUWARE CORPORATION AND SUBSIDIARIES
OPERATIONAL HIGHLIGHTS
(Dollar Amounts In Thousands)

	QUARTER			QUARTER
	ENDED			ENDED
	MAR 31,		YR - YR	DEC 30,	QTR - QTR
	2011	2010	% Chg	2010	% Chg
Products:
Software License Fees:
Distributed License Fees:
Vantage	$24,301	$16,988	43.0%	$21,059	15.4%
Changepoint	3,081	2,695	14.3%	1,545	99.4%
Uniface	4,793	2,713	76.7%	2,671	79.4%
Other	37	590	(93.7%)	155	(76.1%)
Distributed License Fees	32,212	22,986	40.1%	25,430	26.7%
Mainframe License Fees	23,438	28,839	(18.7%)	34,722	(32.5%)
Total Software License Fees	55,650	51,825	7.4%	60,152	(7.5%)

Maintenance and Subscription Fees:
Distributed Products	27,850	26,819	3.8%	28,879	(3.6%)
Mainframe Products	77,231	79,993	(3.5%)	77,442	(0.3%)
Subscription (Gomez)	18,949	11,087	70.9%	17,841	6.2%
Total Maintenance and Subscription Fees	124,030	117,899	5.2%	124,162	(0.1%)

Total Product Software Revenue:
Distributed Products	60,062	49,805	20.6%	54,309	10.6%
Mainframe Products	100,669	108,832	(7.5%)	112,164	(10.2%)
Subscription (Gomez)	18,949	11,087	70.9%	17,841	6.2%
Total Product Software Revenue	$179,680	$169,724	5.9%	$184,314	(2.5%)

Total Product Software Revenue by Geography
North America	$95,541	$91,417	4.5%	$96,171	(0.7%)
International	$84,139	$78,307	7.4%	$88,143	(4.5%)

Total Cost of Product Software Revenue	$111,413	$102,940	8.2%	$103,973	7.2%

Deferred License Fees
Current	$41,725	$50,514	(17.4%)	$42,813	(2.5%)
Long-term	$24,345	$43,350	(43.8%)	$28,650	(15.0%)

Deferred During Quarter	$8,103	$7,729	4.8%	$9,188	(11.8%)
Recognized During Quarter	$14,704	$18,342	(19.8%)	$15,620	(5.9%)

Professional Services:
Professional Services Segment Fees	$52,626	$49,858	5.6%	$48,332	8.9%
Application Services Segment Fees	17,245	10,416	65.6%	14,379	19.9%
Total Professional Services Fees	$69,871	$60,274	15.9%	$62,711	11.4%

Professional Services Segment Contribution Margin	15.9%	14.7%		15.0%
Application Services Segment Contribution Margin	2.3%	1.2%		11.5%
Total Professional Services Fees Contribution Margin	12.5%	12.4%		14.2%

Billable Professional Services Segment Headcount	1,312	1,218	7.7%	1,265	3.7%
Application Services Segment Headcount	300	305	(1.6%)	277	8.3%

Other:
Total Company Headcount	4,396	4,336	1.4%	4,329	1.5%

Total DSO (Billed)	79.8	75.4		95.4
Total DSO	171.1	178.6		188.6

COMPUWARE CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP INFORMATION
(In Thousands, Except Per Share Data)

	TWELVE MONTHS ENDED
	MARCH 31,

Net income reconciliation:	2011	2010

GAAP net income	$107,441	$140,806

Gain on divestiture of product lines (a)	-	(33,850)

Settlement (b)	-	(13,270)

Net income as adjusted	$107,441	$93,686

EPS reconciliation:

GAAP diluted EPS	$0.48	$0.60

Gain on divestiture of product lines (a)	-	(0.14)

Settlement (b)	-	(0.06)

Diluted EPS as adjusted	$0.48	$0.40

(a)
Compuware divested its Quality and DevPartner product lines during the first quarter of fiscal 2010.  For comparison purposes, the gain recorded as a result of this divestiture is being excluded from the twelve months ended March 31, 2010 period.

(b)
Settlement relates to our settlement with IBM in March 2005 whereby IBM was committed to purchase software licenses and maintenance from the Company totaling $140 million over five years ending in fiscal 2010. The amount of the annual commitment not used to purchase software licenses and maintenance was recorded to other income.  For comparison purposes, the portion of the settlement recorded to other income is being excluded from the twelve months ended March 31, 2010 period.

COMPUWARE CORPORATION AND SUBSIDIARIES
PRODUCT COMMITMENTS
(In Thousands)

	QUARTER ENDED		TWELVE MONTHS ENDED
	MARCH 31,	MARCH 31,	MARCH 31,	MARCH 31,
	2011	2010	2011	2010

License fees	$55,650	$51,825	$194,745	$194,504

License fees - divested products (a)	-	-	-	(8,724)

License fees excluding divested products	55,650	51,825	194,745	185,780

Change in deferred license fees excluding divested products (a)	(6,601)	(10,613)	(31,269)	(17,929)

License contracts entered into during period excluding divested products	49,049	41,212	163,476	167,851

Maintenance and subscription fees	124,030	117,899	486,958	456,343

Maintenance fees - divested products (a)	-	-	-	(4,839)

Maintenance and subscription fees excluding divested products	124,030	117,899	486,958	451,504

Change in deferred maintenance and subscription fees excluding divested products (a)	45,778	28,324	(18,325)	19,351

Maintenance and subscription contracts & renewals entered into during period excluding divested products	169,808	146,223	468,633	470,855

Total products commitments during period excluding divested products	$218,857	$187,435	$632,109	$638,706

(a)
Compuware divested its Quality and DevPartner product lines during the first quarter of fiscal 2010.  For comparison purposes, the Products Commitments schedule excludes Quality and DevPartner license revenue, maintenance revenue and product commitments from the twelve months ended March 31, 2010 period.

As Compuware continues to emphasize solution selling, deals are becoming more complex, increasing the likelihood that software transactions will be recognized ratably over the maintenance term. Therefore to understand the health of Compuware's software business, we believe it is important to also consider the amount of product commitments during the reported periods.